Exhibit 5

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

November 5, 2008

Telephone and Data Systems, Inc.

30 North LaSalle Street

Suite 4000

Chicago, Illinois 60602

Re: Telephone and Data Systems, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), and have represented the Company with respect to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of up to 300,000 Common Shares, par value $0.01 per share (“Common Shares”), of the Company pursuant to the Company’s Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, as amended (the “Plan”).

In rendering this opinion letter, we have examined and relied upon a copy of the Plan, the Registration Statement and the related Prospectus. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:

1.             The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2.             Each Common Share will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) such Common Shares shall have been duly issued and sold in the manner contemplated by the Plan; and (iii) a certificate representing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Common Shares.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

The following persons are partners in this Firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls the Company, the non-executive chairman of the board and member of the board of directors of the Company and a director of a subsidiary of the Company; William S. DeCarlo, the General Counsel of the Company and an Assistant Secretary of the Company and certain subsidiaries of the Company; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of the Company.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to this Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ Sidley Austin LLP